UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (203) 428-0240

_____________________N/A_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreements.

Credit Agreement

On October 3, 2006, SIG Acquisition Corp. (“SIG”), a wholly owned subsidiary of Net Perceptions, Inc. (“Net Perceptions” or the "Company"), entered into a senior secured credit facility (the “Credit Agreement”) with LaSalle Bank National Association, as administrative agent (the “Agent”) and the lenders party thereto.

The Credit Agreement establishes a commitment to SIG to provide up to $40,000,000 in the aggregate of loans and other financial accommodations consisting of (i) a five year senior secured term loan in an aggregate principal amount of $28,000,000, (ii) a five year senior secured revolving credit facility in the aggregate principal amount of $10,000,000 (the “Revolving Facility”) and (iii) a five year senior secured capital expenditure facility in the aggregate principal amount of $2,000,000. The Revolving Facility is further subject to a borrowing base consisting of up to 85% of eligible accounts receivable and up to 55% of eligible inventory. The Revolving Facility includes a sublimit of up to an aggregate amount of $5,000,000 in letters of credit and a sublimit of up to an aggregate amount of $2,500,000 in swing line loans. The capital expenditure facility permits the Company to draw funds for the purchase of machinery and equipment during the 6-month period ending March 3, 2006, and then converts into a 4.5 year term loan. Immediately following the closing of the Concord Acquisition (as defined below), the Company drew down approximately $31,286,000 under the Revolving Facility and had additional availability under the Revolving Facility of approximately $6,713,000. There were no amounts drawn under the capital expenditure facility at the time of closing of the credit facility.

Loans outstanding under the Credit Agreement are subject to mandatory prepayment under certain circumstances, including issuance of debt and equity securities by Net Perceptions or its subsidiaries (of 100% of the net cash proceeds received from any such issuances), sale or disposition of assets by Net Perceptions or its subsidiaries (of 100% of the net cash proceeds from any such sale or disposition), receipt of insurance proceeds due to certain losses (of 100% of such insurance proceeds under certain circumstances), or, under certain circumstances, 50% of any excess cash flows of Net Perceptions.

All borrowings under the Credit Agreement will bear interest, at SIG’s election, at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.25% to 2.5%, depending on certain conditions, or (ii) an alternate base rate which will be the greater of (a) the Federal Funds rate plus 0.5% or (b) the prime rate publicly announced by the Agent as its prime rate, plus, in both cases, an applicable margin ranging from 0% to 1.0%, depending on certain conditions. The applicable interest rate for the outstanding borrowings under the Credit Agreement is currently 7.87%.

The Credit Agreement is guaranteed by Net Perceptions and all of SIG’s subsidiaries and is secured by, among other things, (a) (i) all of the equity interests of SIG’s subsidiaries and (ii) a pledge of all of the issued and outstanding shares of stock of SIG by Net Perceptions and (b) a first priority perfected security interest on substantially all the assets of Net Perceptions, SIG and their respective subsidiaries pursuant to a guaranty and collateral agreement dated October 3, 2006 and delivered in connection with the Credit Agreement (the “Guaranty Agreement”). In addition, the Agent, for the benefit of the lenders, has a mortgage on all owned real estate of Net Perceptions and its subsidiaries, as well as deposit account control agreements with respect to funds on deposit in bank accounts of Net Perceptions and its subsidiaries.

SIG made customary representations, warranties and covenants in the Credit Agreement, and SIG and all the guarantors under the Guaranty Agreement made customary representations, warranties and covenants in the Guaranty Agreement. The Credit Agreement is subject to customary rights of the lenders and the Agent upon the occurrence and during the continuance of an event of default, including, under certain circumstances, the right to accelerate payment of the loans made under the Credit Agreement and the right to charge a default rate of interest (a rate per annum equal to two percent in excess of the rate otherwise applicable) on amounts outstanding under the Credit Agreement. The Agent, for the benefit of the lenders, has, among other things, the right to foreclose upon the collateral upon a default under the Guaranty Agreement.

Copies of the Credit Agreement, the forms of promissory notes executed in favor of the lenders and the Guaranty Agreement are attached to this report as Exhibits 10.1 through Exhibits 10.6 and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Credit Agreement and Guaranty Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement, the forms of promissory notes and the Guaranty Agreement.

Employment Agreement - Paul Vesey

On October 3, 2006, in connection with the acquisition of the assets (the "Concord Acquisition") of Concord Steel (see Item 2.01), Net Perceptions, Inc., (the "Company") entered into an employment agreement with Mr. Paul Vesey (the "Vesey Employment Agreement"), who will serve as president of the Company's subsidiary which carried out the acquisition. The agreement is for a term of 3 years, provides for initial base compensation of $180,000 per year (subject to increase in the discretion of the Board of Directors), plus annual bonuses of up to an additional 100% of base compensation for each year to the extent that the Company achieves EBITDA at or above budgeted levels as hereafter determined, and a bonus for the year ending December 31, 2006, in the amount of $125,000 if the Company achieves pro forma net revenue of $80,700,000 for such year. In addition, under the employment agreement, Mr. Vesey received a restricted stock award under the Company's 1999 Equity Incentive Plan, of which 11,765 shares are fully vested, and 147,059 shares will vest if the Company achieves, in the fiscal year ending December 31, 2007, (i) revenue of $90,000,000, (ii) gross profit of at least $18,600,000, or (iii) EBITDA of at lease $14,800,000. The foregoing is a summary only and is qualified in its entirety by reference to the Vesey Employment Agreement which is an exhibit to this report.

Stock Option Agreement with Albert W. Weggeman

On October 3, 2006, the Company entered into a Stock Option Agreement with Albert Weggeman, who on that date became the President and Chief Executive Officer of the Company. A description of the terms of the Stock Option Agreement is set forth in Item 1.01 of the Company's Current Report on Form 8-K dated September 22, 2006, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2006, the Company completed the acquisition from CRC Acquisition Co. LLC, a Delaware limited liability company doing business as Concord Steel ("Concord" or "CRC") of assets which was described in the Company's Current Report on Form 8-K dated September 22, 2006 (the "Concord Acquisition"). Other than the asset purchase agreement and related agreements, there was no material relationship between the Company and CRC. The assets involved include inventory, accounts receivable, leasehold improvements, equipment and fixed assets, and the equity interests in a subsidiary of CRC, heretofore used in the manufacture of counterweights that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators, and materials handling equipment.

The purchase price was $45,300,000, subject to certain adjustments as set forth in the Purchase Agreement. The sum of $2,000,000 (the "Escrow Fund") was applied from the purchase price to a deposit in escrow to secure certain of CRC's obligations under the asset purchase agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a) Direct Financial Obligation. See Item 1.01 under the heading “Credit Agreement,” which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On October 3, 2006, at the closing of the Concord Acquisition, the Company sold 3,529,412 shares (the "CRC Shares") of authorized but theretofore unissued common stock, $0.0001 par value (the "Common Stock") to CRC Acquisition Co. LLC, i.e., the seller of assets in the Concord Acquisition, at a price of $0.85 per share. There were no underwriters, underwriting discounts or commissions payable on account of the sale. The CRC Shares were sold pursuant to a stock purchase agreement dated as of October 3, 2006, which provides for (i) one demand registration, provided that the demand may not be made within 90 days after the effectiveness of registration of an underwritten public offering by the Company or registration of shares pursuant to any other demand registration right, and the demand registration may deferred if the Company has determined to effect an underwritten offering or there is material non-public information or a significant business opportunity which the Board does not want to disclose, and (ii) unlimited piggyback registration rights, subject to underwriters' cutback rights. The shares are also subject to a lock-up agreement that expires April 3, 2006. The sale of the CRC Shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective at the time of the closing of the Concord Acquisition, Mr. Warren B. Kanders resigned as Executive Chairman of the Board of Directors of the Company. He continues to be a director of the Company and is now non-executive Chairman of the Board.

(c)  (i) Effective at the time of the closing of the Concord Acquisition, Mr. Albert Weggeman became the President and Chief Executive Officer of the Company. He is party to an employment agreement with the Company, a copy of which was filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated September 22, 2006, and his business background is described in paragraph (c) of Item 5.02 of such Current Report, and is incorporated herein by reference.

(ii) Effective at the time of the closing of the Concord Acquisition, Mr. Paul Vesey was appointed as the President of the SIG. Mr. Vesey, age 51, was Vice President of CRC for more than 5 years prior to his appointment as President of SIG.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statements required to be filed under paragraph (a) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the pro forma financial information required to be filed under paragraph (b) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
10.1	Credit Agreement dated October 3, 2006, between the SIG Acquisition Corp. and LaSalle Bank National Association, as agent, and the lenders named therein

10.2	Guaranty and Security Agreement dated October 3, 2006, among Net Perceptions, Inc., SIG Acquisition Corp., and LaSalle Bank National Association, as agent, and the lenders named therein

10.3	Form of Revolving Note

10.4	Form of Term Note

10.5	Form of Capital Expenditures Note

Exhibit	Description

10.6	Form of Swing Loan Note

10.7	Employment Agreement dated as of October 3, 2006, between the Company and Paul Vesey

10.8	Asset Purchase Agreement among the Company, SIG Acquisition Corp. and CRC Acquisition Co. LLC dated as of September 22, 2006 (without exhibits)

10.9	Stock Purchase Agreement between the Company and CRC Acquisition Co. LLC dated as of October 3, 2006 (without exhibits)

10.10	Equityholder Registration Rights Agreement dated as of October 3, 2006, between Net Perceptions, Inc., and CRC Acquisition Co. LLC

10.11	Equityholder Lock-up Agreement dated as of October 3, 2006, between Net Perceptions, Inc., and CRC Acquisition Co. LLC

10.12	Escrow Agreement dated as of October 3, 2006, among CRC Acquisition Co. LLC, SIG Acquisition Corp., and The Bank of New York

10.13	Stock Option Agreement dated as of October 3, 2006, between the Company and Albert W. Weggeman

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 10, 2006

Net Perceptions, Inc.

By:	/s/ Nigel P. Ekern
Nigel P. Ekern,
Chief Administrative Officer

Exhibit Index

Exhibit	Description
10.1	Credit Agreement dated October 3, 2006, between the SIG Acquisition Corp. and LaSalle Bank National Association, as agent, and the lenders named therein

10.2	Guaranty and Security Agreement dated October 3, 2006, among Net Perceptions, Inc., SIG Acquisition Corp., and LaSalle Bank National Association, as agent, and the lenders named therein

10.3	Form of Revolving Note

10.4	Form of Term Note

10.5	Form of Capital Expenditures Note

10.6	Form of Swing Loan Note

10.7	Employment Agreement dated as of October 3, 2006, between the Company and Paul Vesey

10.8	Asset Purchase Agreement among the Company, SIG Acquisition Corp. and CRC Acquisition Co. LLC dated as of September 22, 2006 (without exhibits)

10.9	Stock Purchase Agreement between the Company and CRC Acquisition Co. LLC dated as of October 3, 2006 (without exhibits)

10.10	Equityholder Registration Rights Agreement dated as of October 3, 2006, between Net Perceptions, Inc., and CRC Acquisition Co. LLC

10.11	Equityholder Lock-up Agreement dated as of October 3, 2006, between Net Perceptions, Inc., and CRC Acquisition Co. LLC

10.12	Escrow Agreement dated as of October 3, 2006, among CRC Acquisition Co. LLC, SIG Acquisition Corp., and The Bank of New York

10.13	Stock Option Agreement dated as of October 3, 2006, between the Company and Albert W. Weggeman